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EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

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

       NAME                                            JURISDICTION
       ----                                            ------------
AmerUs Life Insurance Company                            Iowa
Delta Life Corporation                                   Delaware
Delta Life Annuity Company                               Tennessee
AmVestors Financial Corporation                          Kansas
American Investors Life Insurance Company, Inc.          Kansas
AmVestors Acquisition Subsidiary, Inc.                   Kansas
AmVestors CBO II, Inc.                                   Kansas
Annuity International Marketing Corporation              Florida
Financial Benefit Life Insurance Company                 Kansas
The Insurance Mart, Inc.                                 Florida
Rainbow Card Pack Publication, Inc.                      Florida
AmerUs Capital I                                         Delaware Business Trust
AmerUs Capital II                                        Delaware Business Trust
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